UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 11, 2007

AMISH NATURALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50662	98-0377768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6399 State Route 83, Holmesville, Ohio 44633
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (330) 674-0998

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 Entry into a Material Definitive Agreement.

        On April 11, 2007, Amish Naturals, Inc., closed an Asset Purchase Agreement with Amish Co-op, Inc., a Delaware corporation, Ronald Sparkman, Kimberly A. Skinner, the owners thereof, and Amish Natural Sub, Inc., an Ohio corporation which is a wholly-owned subsidiary of Amish Naturals, Inc.. We issued our press release announcing this Agreement on April 17, 2007. A copy of that release is attached as Exhibit 99.2 and is incorporated herein by reference.

        The agreement provided for the purchase of the assets of Amish Co-op Inc., used in its business of selling, via its website on the internet, www.amishco-op.com, all-natural gourmet foods and other items, placing an emphasis on products made by Amish families or in the Amish tradition. The purchase price of the assets was $150,000 and was paid by the issuance of 75,000 shares of Amish Naturals, Inc., common stock. Mrs. Skinner is the wife of David Skinner, the Company’s president. Mr. Sparkman is a principal shareholder of the Company.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description of Exhibit

99.2	Amish Naturals, Inc. press release dated April 17, 2007

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2007	AMISH NATURALS, INC. /s/ David C. Skinner, Sr. David C. Skinner, Sr. President and Chief Executive Officer

Exhibit Index

Exhibit	Description of Exhibit

99.2	Amish Naturals, Inc. press release dated April 17, 2007